UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2026

ALBEMARLE CORPORATION
(Exact name of registrant as specified in its charter)
Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4250 Congress Street, Suite 900
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

(980) 299-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	ALB	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 7.25% Series A Mandatory Convertible Preferred Stock	ALB PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Leadership Changes

On September 2, 2026, the Board of Directors of the Company (the “Board”) of Albemarle Corporation (the “Company”) approved a leadership succession plan for the Company by appointing Ragnar Udd to succeed J. Kent Masters, Jr. as the Company’s President and Chief Executive Officer, effective as of February 1, 2027 or a mutually agreed earlier date (the “CEO Employment Commencement Date”).  Effective as of the CEO Employment Commencement Date, Mr. Masters will transition to the role of Executive Chair of the Board.

Mr. Udd Bio

Mr. Udd, age 54, has over 25 years of experience in leading global resources businesses in geographies closely mirroring Albemarle’s global footprint, including Australia, Asia and North and South America. He is currently serving as Chief Commercial Officer of BHP and as a member of its executive leadership team, where he has global responsibility for sales and marketing, procurement, maritime activities and commodities market strategy. Prior to his appointment as the Chief Commercial Officer of BHP in March 2024, Mr. Udd held senior leadership roles across commercial, operational, technology, logistics and infrastructure functions, including President Americas, where he led BHP’s copper and potash businesses from November 2020 until March 2024. He also served as interim Chief Technology Officer, BHP Mitsubishi Asset President and Vice President Logistics and Infrastructure for Western Australia Iron Ore.

Executive Employment Agreement with Mr. Udd

On September 2, 2026, the Company and Mr. Udd entered into an Executive Employment Agreement (the “Executive Employment Agreement”). The Executive Employment Agreement provides that, effective as of the CEO Employment Commencement Date, Mr. Udd will receive a base salary of $1,300,000 per year and will be eligible to receive an annual target bonus under the Company’s annual incentive plan equal to 135% of his annual base salary, with a maximum bonus under the annual incentive plan equal to 200% of his target bonus.

The Executive Employment Agreement provides that, in recognition of the annual bonus for fiscal year 2027 that Mr. Udd will forfeit from his prior employer in connection with commencing employment with the Company, Mr. Udd will receive a cash sign-on bonus of $1,400,000, which will vest and become payable as to 50% on the CEO Employment Commencement Date and as to 50% on July 1, 2027, subject to his continued employment or service with the Company or, if earlier and subject to the execution and non-revocation of a release of claims in favor of the Company, a termination of employment by the Company without cause, by Mr. Udd for good reason, or as a result of Mr. Udd’s death or disability.  The Executive Employment Agreement provides that, in recognition of the unvested equity awards in respect of his prior employer that he will be forfeiting in connection with commencing employment with the Company, Mr. Udd will be granted a number of RSUs and PSUs under the Albemarle Corporation 2026 Incentive Plan the (“2026 Plan”) with an aggregate grant date target value of $11,000,000, which is intended to compensate Mr. Udd for the substantial equity awards he is forfeiting in connection with his acceptance of the Company’s offer of employment (the “Make-Whole Equity Awards”).  The Make-Whole Equity Awards will consist of (i) a number of RSUs with a grant date target value of $4,400,000, which will vest ratably over two years, subject to Mr. Udd’s continued employment as of the applicable vesting date (the “Make-Whole RSUs”); (ii) a number of PSUs with a grant date target value of $2,970,000 in respect of the 2025-27 Company performance cycle, subject to Mr. Udd’s continued employment as of the applicable vesting date; and (iii) a number of PSUs with a grant date target value of $3,630,000 in respect of the 2026-28 Company performance cycle, subject to Mr. Udd’s continued employment as of the applicable vesting date (the PSUs, collectively, the “Make-Whole PSUs”). In the event that the Company terminates Mr. Udd’s employment without cause, Mr. Udd terminates his employment for good reason, or Mr. Udd’s employment terminates as a result of his death or disability, then, subject to the execution and non-revocation of a release of claims in favor of the Company, any then-unvested Make-Whole RSUs will vest in full, and any then-unvested Make-Whole PSUs will remain outstanding and vest at the actual level of performance at the end of the applicable performance period.

The Executive Employment Agreement further provides that, for the 2027 annual award cycle of the Company, Mr. Udd will be granted annual equity awards under the 2026 Plan with an aggregate grant date value of $7,500,000 (the “2027 LTI Awards”). The form and design of the 2027 LTI Awards (including any applicable performance-based vesting conditions) will be determined in the sole discretion of the Board, and the applicable performance standards and proportion of performance-based awards will be consistent with that of the other members of the Company’s Executive Leadership Team. The Executive Employment Agreement also provides that Mr. Udd will be granted annual equity awards in each annual cycle in which he is employed by the Company for annual cycles commencing after the 2027 annual award cycle with an aggregate grant date target value, form and design determined by the Board as part of its overall compensation process for the Company’s Executive Leadership Team.

The Executive Employment Agreement further provides that, effective as of Mr. Udd’s start date, he will participate in the Albemarle Corporation Executive Officer Severance Plan (the “ESP”) generally in accordance with the terms of the ESP.  Notwithstanding the foregoing, the Executive Employment Agreement provides that (i) Mr. Udd will generally be eligible to receive severance in accordance with the terms of the ESP upon a termination of employment by Mr. Udd for good reason other than in connection with a change in control, (ii) the severance multiple applicable to Mr. Udd for a qualifying termination of employment other than in connection with a change in control will be “2.0”, (iii) the severance multiple applicable to Mr. Udd for a qualifying termination in connection with a change in control will be “3.0”, and (iv) Mr. Udd will be subject to certain non-competition, non‑solicitation and other post-employment restrictive covenants for a period of two years following his termination of employment.  The Executive Employment Agreement further provides that if Mr. Udd’s employment is terminated by the Company without cause or Mr. Udd resigns for good reason, in either case, within three months prior to the occurrence of a change in control, each-then outstanding equity award will be treated as if Mr. Udd remained employed by the Company through the date of such change in control and was terminated from employment on the date of such change in control.  The ESP is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 5, 2025, and the material terms of the ESP are summarized in the Company’s Proxy Statement for the year ended December 31, 2025, and incorporated by reference herein.

The foregoing description of the Executive Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

No arrangement or understanding exists between Mr. Udd and any other person pursuant to which Mr. Udd was selected to serve as President and Chief Executive Officer of the Company. There have been no related party transactions between the Company or any of its subsidiaries and Mr. Udd reportable under Item 404(a) of Regulation S-K. Mr. Udd has no family relationships with any of the Company’s directors or executive officers.

Letter Agreement with Mr. Masters

The Company entered into a letter agreement dated September 2, 2026 with Mr. Masters to outline the terms of his service as Executive Chair effective as of the CEO Employment Commencement Date (the “Letter Agreement”).  The Letter Agreement provides that Mr. Masters will serve as the Executive Chair from the CEO Employment Commencement Date through the date of the Company’s 2027 annual meeting of shareholders and thereafter subject to the Board’s annual director nomination process.  Under the Letter Agreement, the “Term of Employment” within the meaning of the Amended and Restated Executive Employment Agreement, dated as of July 30, 2025, by and between the Company and Mr. Masters (the “Masters Executive Employment Agreement”), will be extended until such date.  Mr. Masters’s compensation will remain unchanged prior to the CEO Employment Commencement Date and, following such date, it will continue in accordance with the terms of the Masters Executive Employment Agreement.  Notwithstanding the foregoing, the Letter Agreement provides that, consistent with the Masters Executive Employment Agreement, Mr. Masters will only be eligible to receive a prorated AIP bonus for 2027 for the portion of the performance period elapsed prior to March 31, 2027.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On September 3, 2026, the Company issued a press release announcing the executive leadership changes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 and in Exhibit 99.1 hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are furnished with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Albemarle Corporation Press Release, dated September 3, 2026
10.1	Executive Employment Agreement, dated as of September 2, 2026, by and between the Company and Ragnar Udd
10.2	Letter Agreement, dated as of September 2, 2026, by and between the Company and J. Kent Masters, Jr.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date: September 3, 2026	By:	/s/ Ander C. Krupa
Ander C. Krupa
General Counsel and Corporate Secretary